UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 7, 2006
CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 317-262-4582
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
Item 8.01 Other Events.
SIGNATURES

Forward-Looking Statements
     This Current Report on Form 8-K contains “forward-looking” statements. CTI Group (Holdings) Inc. (the “Company”) includes this cautionary statement regarding forward-looking statements for the express purpose of using protections of the safe-harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of book value, revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (ii) statements of plans and objectives of the Company or its management or Board of Directors; (iii) statements of future economic performance; (iv) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (v) any statements using the words “estimate”, “anticipate”, “expect”, “may”, “project”, “intend”, “believe”, or variations thereon or similar expressions.
     The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risks that the Company will be unable to (i) obtain settlements in connection with its patent enforcement activities; (ii) attract and retain customers to purchase its products; and (iii) commercialize and market its products; the risks related to (i) results of the Company’s research and development; (ii) technological advances by third parties; (iii) the Company’s loss of major customers; (iv) competition; (v) future capital needs of the Company; (vi) history of operating losses; and (vii) dependence upon general economic and business conditions. You should not place any undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update forward-looking statements contained in this Current Report on Form 8-K.
Item 8.01 Other Events.
     The Company has previously disclosed in its current and periodic reports filed with the Securities and Exchange Commission that, in connection with the merger between the Company and Centillion Data Systems, Inc. (“Centillion”) effective February 12, 2001, the Company issued 2,833,334 shares of Class B Common Stock to former Centillion stockholders. Pursuant to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), shares of Class B Common Stock may be converted into shares of Class A Common Stock at the election of the holders of more than 50% of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock to be issued upon such conversion is determined by dividing the value of Centillion Data Systems, LLC, a wholly owned subsidiary of the Company (the “Tracking LLC”), by 88% of the average market price of Class A Common Stock. For the purposes of the conversion, the value of the Tracking LLC is deemed to be the book value of the Tracking LLC less the book value of certain patents (the “Net Book Value”).
     As of the date of this Current Report on Form 8-K, there were 2,833,334 shares of Class B Common Stock issued and outstanding. Fairford Holdings Limited (“Fairford”) is the record holder of 2,371,244 shares of Class B Common Stock, which represent approximately 84% of the issued and outstanding shares of Class B Common Stock. Mr. Salah Osseiran, the majority holder of the Company’s Class A Common Stock and director of the Company, is deemed to be the indirect beneficial owner of 2,371,244 shares of Class B Common Stock held by Fairford, as a grantor and sole beneficiary of a revocable trust which is the sole stockholder of Fairford.
     As of February 7, 2006, Fairford notified the Company of its election to convert all of the issued and outstanding shares of Class B Common Stock into such number of shares of Class A Common Stock as determined pursuant to the Certificate of Incorporation. The Company estimates that, as of January 31, 2006, the unaudited Net Book Value of the Tracking LLC was approximately $576,368 and 88% of the average market price per share of Class A Common Stock was $0.26332. Therefore, if the conversion occurred as of January 31, 2006, holders of Class B Common Stock would be issued, in the aggregate, 2,188,850 shares of Class A Common Stock.
     Pursuant to the Certificate of Incorporation, the foregoing conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effective as of March 31, 2006. The number of shares of Class A Common Stock to be issued upon the conversion as of March 31, 2006 may be affected by the fluctuations of the market price of the shares of Class A Common Stock as well as by the changes in the Net Book Value of the Tracking LLC. Upon the effectiveness of the conversion, no shares of Class B Common Stock will be issued and outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.
February 9, 2006	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Financial Officer